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                                                                   EXHIBIT 4.8

THIS INVESTMENT WARRANT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Dated January 31, 2002                                                Void after
                                                                    June 3, 2012

                              AMENDED AND RESTATED
                               INVESTMENT WARRANT

                                 DSI TOYS, INC.

     THIS AMENDED AND RESTATED INVESTMENT WARRANT OF DSI TOYS, INC. (HEREINAFTER THE "INVESTMENT WARRANT") AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN INVESTMENT WARRANT OF DSI TOYS, INC. (THE "COMPANY") MADE IN FAVOR OF MVII, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (THE "HOLDER"), DATED MARCH 19, 2001, WHICH IS HEREBY TERMINATED, CANCELED AND REPLACED BY THIS INVESTMENT WARRANT. THIS CERTIFIES THAT, for cash paid in the amount of TWO MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($2,700,000.00) (the "PURCHASE PRICE") on or about March 19, 2001, the Holder is entitled to receive from the Company, at any time or from time to time during the period specified in Paragraph 2, ONE MILLION EIGHT HUNDRED THOUSAND (1,800,000) fully paid and nonassessable shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"). The term "OPTION SHARES," as used herein, refers to the shares of Common Stock receivable hereunder. The term "DEEMED CONVERSION PRICE," as used herein is $1.50 per Option Share and refers to the price per share paid by the Holder for the right to receive the Option Shares in accordance with the terms of this Investment Warrant.

     This Investment Warrant is subject to the following terms, provisions, and conditions:

     1. MANNER OF CONVERSION; ISSUANCE OF CERTIFICATES. Subject to the provisions set forth herein, this Investment Warrant may be converted by any Holder and/or its registered assigns, in whole or in part, by the surrender of this Investment Warrant together with a completed conversion agreement in the form attached to this Investment Warrant (the "CONVERSION AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder).

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The Option Shares received upon conversion shall be deemed to be issued to the
Holder, as the record owner of such shares, as of the close of business on the date on which this Investment Warrant shall have been surrendered and the completed Conversion Agreement shall have been delivered. Certificates for the Option Shares shall be delivered to the Holder within a reasonable time, not to exceed three business days after this Investment Warrant shall have been so converted. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by such Holder.

     2. PERIOD OF CONVERSION. This Investment Warrant may be converted, at the option of the Holder, in whole or in part, at any time from and after June 3, 2002, until 5:00 p.m., Central time, June 3, 2012 (the "EXERCISE PERIOD"), unless it expires and terminates earlier as provided herein.

     3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

        a. SHARES TO BE FULLY PAID. All Option Shares will, upon issuance in accordance with the terms of this Investment Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

        b. RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Investment Warrant, a sufficient number of shares of Common Stock to provide for the conversion of this Investment Warrant.

        c. SUCCESSORS AND ASSIGNS. This Investment Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     4. CONSOLIDATION, MERGER OR SALE. From and after the date of this Investment Warrant, in case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Investment Warrant will have the right to acquire and receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable had this Investment Warrant been converted at that time had such consolidation, merger or sale or conveyance not taken place. "Common Stock" for the purposes of this Paragraph 4, includes the Common Stock or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger or sale of the character referred to in this Paragraph, the stock or other securities or property provided for in such Paragraph.

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     5. ISSUE TAX. The issuance of certificates for Option Shares upon the conversion of this Investment Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Investment Warrant.

     6. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Investment Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Investment Warrant, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder, whether such liability is asserted by the Company or creditors of the Company.

     7. TRANSFER AND REPLACEMENT OF INVESTMENT WARRANT.

        a. RESTRICTION ON TRANSFER. This Investment Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Investment Warrant, together with a properly executed assignment in the form attached hereto, at the office of the Company referred to in Paragraph 7(d) below, PROVIDED, HOWEVER, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(e). Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and Holder of this Investment Warrant for all purposes, and the Company shall not be affected by any notice to the contrary.

        b. REPLACEMENT OF INVESTMENT WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Investment Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Investment Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Investment Warrant of like tenor.

        c. CANCELLATION, PAYMENT OF EXPENSES. Upon the surrender of this Investment Warrant in connection with any transfer or replacement as provided in Paragraph 7, this Investment Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder) in connection with the preparation, execution, and delivery of Investment Warrants pursuant to this Paragraph 7.

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        D. REGISTER. The Company shall maintain, at its principal executive offices (or such other office of the Company as it may designate by notice to the Holder), a register for this Investment Warrant, in which the Company shall record the name and address of the person in whose name this Investment Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Investment Warrant.

        e. EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Investment Warrant in connection with any conversion, transfer, or exchange of this Investment Warrant, this Investment Warrant (or in the case of any exercise, the Option Shares issuable hereunder) shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange (i) that the Holder or transferee of this Investment Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, and (ii) that the Holder or transferee execute and deliver to the company an investment letter in form and substance acceptable to the Company. The first Holder of this Investment Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Investment Warrant for investment and not with a view to the distribution thereof.

        f. LEGEND. The Option Shares issued upon exercise of this Investment Warrant shall contain a legend stating that their transfer is subject to restriction as set forth in section 7(e) of this Investment Warrant and shall further contain the following legend:

        "THESE SECURITIES ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A SHAREHOLDERS' AND VOTING AGREEMENT OF DSI TOYS, INC. DATED AS OF APRIL 15, 1999, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPIES."

     8. NOTICES. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Holder of this Investment Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed to such Holder at the address shown for such Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight courier, postage

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prepaid and addressed to the office of the Company at 1100 W. Sam Houston
Parkway North, Suite A, Houston, Texas 77043, Attention: President, or at such other address as shall have been furnished to the Holder of this Investment Warrant by notice from the Company. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8 or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

     9. GOVERNING LAW. THIS INVESTMENT WARRANT SHALL BE GOVERNED AND
CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

     10. MISCELLANEOUS.

        a. AMENDMENTS. This Investment Warrant may only be amended by an instrument signed by the Company and the Holder.

        b. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Investment Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions of this Investment Warrant.

        c. SEVERABILITY AND SAVINGS CLAUSE. If any one or more of the provisions contained in this Investment Warrant is for any reason (i) objected to, contested, or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, "GOVERNMENTAL AUTHORITY"), or (ii) held to be invalid, illegal, or unenforceable in any respect, the Company and the Holder agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal, or unenforceable provision. It is the intention of the Company and the Holder that there shall be substituted for such objected to, contested, challenged, invalid, illegal, or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Investment Warrant ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on the Holder and the Company as if contained in the original Investment Warrant. The invalidity, illegality, or unenforceability of any one or more provisions of this Investment Warrant will not affect the validity and enforceability of any other provisions of this Investment Warrant.

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     IN WITNESS WHEREOF, the undersigned has executed this Investment Warrant as of the date first set forth above.

                                            DSI TOYS, INC.

                                            By: /s/ ROBERT L. WEISGARBER
                                               ---------------------------------
                                            Name:   ROBERT L. WEISGARBER
                                                 -------------------------------
                                            Title:  CHIEF FINANCIAL OFFICER
                                                  ------------------------------

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                              [FORM OF ASSIGNMENT]

                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
             SUCH HOLDER DESIRES TO TRANSFER THE INVESTMENT WARRANT)

     FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfer unto

     Name:
                 -----------------------------------
     Address:
                 -----------------------------------

     Taxpayer ID/Social Security No.:
                                      -----------------------------------

the accompanying Investment Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

attorney, to transfer the accompanying Investment Warrant on the books of the Company, with full power of substitution. The transferee's tax identification or social security number is: ______________________________.

Dated: ___________________, 200__.

                                             [HOLDER]

                                             By:
                                                   -----------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Investment Warrant or any prior assignment thereof in every particular, without alteration or enlargement or change whatsoever.

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                         [FORM OF CONVERSION AGREEMENT]

                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
             SUCH HOLDER DESIRES TO CONVERT THE INVESTMENT WARRANT)

To:
    -----------------------------

The undersigned hereby irrevocably elects to convert the accompanying Investment Warrant to receive _________ shares of Common Stock issuable thereunder and requests that certificates for such shares be issued in the name of:

     Name:
                ---------------------------
     Address:
                ---------------------------

     Taxpayer ID/Social Security No.:
                                      ---------------------------

The undersigned represents that it is acquiring the shares of Common Stock for its own account and not with a view to distributions, and it will not sell these shares unless they have been registered under the Securities Act of 1933 or an exemption from such registration requirement is available.

If such number of shares of Common Stock shall not be all the shares of Common Stock into which the accompanying Investment Warrant may be converted, a new Investment Warrant for the balance remaining of such shares of Common Stock shall be registered in the name of and delivered to:

     Name:
                ---------------------------
     Address:
                ---------------------------

     Taxpayer ID/Social Security No.:
                                      ---------------------------

Dated:_______________________, 200__.

                                            [HOLDER]

                                             By:
                                                   -----------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                     NOTICE

     The signature to the foregoing Election must correspond to the name as written upon the face of the accompanying Investment Warrant or any prior assignment thereof in every particular, without alteration or enlargement or change whatsoever.

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